EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), executed on November 5, 2015 but dated effective as of 12:01 a.m. on June 30, 2015 (the “Effective Date”), is entered into by and among Torchlight Energy Resources, Inc., a Nevada corporation, 5700 W. Plano Pkwy., Ste. 3600, Plano, Texas 75093, Torchlight Energy, Inc., a Nevada corporation, 5700 W. Plano Pkwy., Ste. 3600, Plano, Texas 75093 (collectively “Seller”), and Husky Ventures, Inc., an Oklahoma corporation, whose address is 5800 NW 135th Street NW, Oklahoma City, OK 72142, (“Purchaser”).  Seller and Purchaser are sometimes collectively referred to as the “Parties” and each is referred to individually as a “Party.”

RECITALS

Seller owns and desires to sell, and Purchaser desires to purchase, all of Seller’s right, title and interest in certain oil and gas leases, wells and related assets, which constitute the Assets, as more fully described and defined below, on the terms and conditions set forth in this Agreement.

Purchaser anticipates selling all of its right, title, and interest in the lands that are described in Annex A, (the “Gastar Prospect Area”) to Gastar Exploration Inc., (“Gastar”) pursuant to the terms of a purchase and sale agreement (the “Gastar Transaction”).

DEFINITIONS

“Assets” means

(a)
All of Seller’s right, title, and interest in the oil and gas leases, described in the Assignment of Oil & Gas Interests (“Assignment”) attached as Exhibit A (the “Leases”), all associated personal property, including wellbores, and the lands covered by such Leases or otherwise pooled or unitized therewith (the “Lands”), and all mineral fee, royalty, overriding royalty, net profits and other interests in the Lands (collectively the “Assigned Working Interest”).

(b)	All of Seller’s rights under the Participation Agreement attached as Exhibit B and incorporated by reference (“Participation Rights”).

(c)	The Assets further described in Exhibits A & B include a proportionate undivided interest in the following:

1.
The oil and gas wells now located on the Lands or lands pooled or unitized therewith, whether producing or non-producing (the “Wells”), and, subject to all rights of offset or withholding under the Participation Agreement, all Hydrocarbons that may be produced from the Wells after the Closing.

2.
Subject to all rights of offset or withholding under the Participation Agreement, all Hydrocarbon sales, purchase, gathering, compression, treating, transportation, storage and processing agreements and all other contracts, operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments insofar and only insofar as they cover or relate to the Leases and Lands, excluding any insurance contracts.

3.
The geological and geophysical data, studies, surveys, evaluations, maps, plats and information of every form and nature and in every form and manner record, stored or transmitted, pertaining to the Leases and Lands.

4.
The permits, licenses, approvals, servitudes, rights-of-way, easements, surface use agreements, and other surface rights that are used or held primarily for use in connection with the operation of the Leases and Lands (or lands pooled, communitized or unitized therewith) (collectively, the “Easements”).

5.
The personal property, equipment, machinery, fixtures and improvements, operational or nonoperational, known or unknown, located on the Lands (or lands pooled, communitized or unitized therewith) or the Easements, including pipelines, gathering systems, manifolds, well equipment, casing, tubing, pumps, motors, compression equipment, flow lines, processing and separation facilities, pads, and structures that, as of the date of this Agreement, are located on the Lands (or lands pooled, communitized or unitized therewith), and to the degree such  are used or held for use primarily in connection with the operation of the Assigned Interest in the Wells or Lands (or lands pooled, communitized or unitized therewith) (collectively, the “Equipment”).

6.	The rights to any fee surface property, and the surface leases used for Seller yards for operation of the Leases and Lands.

7.	The pipes, tubulars, fittings, and other materials used or specifically held for use as operating inventory in connection with the operation of the Leases and Lands in the Wells or the Equipment.

“Claims” means past, present and future actions and/or causes of action, counter-claims, cross-claims, rights, claims, demands, costs, liabilities, damages, losses, expenses and penalties, whether known or unknown, suspected or unsuspected, liquidated or contingent.  Under this definition, “Claims” includes, but is not limited to, all claims, demands, and causes of action of any nature, whether in contract or in tort or otherwise, or arising under or by virtue of any constitution, statute, regulation, at common law, or in equity, for past, present, future, known, and unknown personal injuries, property damage, and all other losses or damages of any kind, including but not limited to the following: all actual damages, all exemplary and punitive damages, all penalties of any kind, all contract damages, all tort damages, loss of consortium, damage to familial relations, ensuing death, loss of inheritance, loss of companionship, loss of society and affection, loss of enjoyment of life, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misrepresentation of any kind or character, libel, slander, negligence, gross negligence, costs, attorney fees, economic loss, and pre-judgment and post- judgment interests. This definition further includes, but is not limited to, all elements of damages, all remedies, all claims, demands, and causes of action that are now recognized by law or that may be created or recognized in the future in any manner, including without limitation by constitution, statute, regulation, or judicial decision.

“Closing” means the execution of all documents necessary to effectuate the sale and transfers of the Assets contemplated under this Agreement, which shall occur on before November 6, 2015 at Purchaser’s offices.

“Debt” means all money that Seller owes to Purchaser, regardless of whether those charges arose from the Assets, leasing activities, the JOAs, or anything else relating to the Parties’ relationship in any way, which the Parties agree as of the October 31, 2015 is $2,830,161.17.

“Defensible Title” means, with respect to the Assets, such title and ownership by the Seller that (a) entitles the Seller to receive and retain, without reduction, suspension or termination, not less than the Seller’s “Net Revenue Interest,” in the percentage set forth in the Assignment of all Hydrocarbons produced, saved and marketed from the Assets; (b) obligates the Seller to bear not greater than the Seller’s “Working Interest,” in the percentage set forth in the Assignment of the costs and expenses relating to the maintenance, development and operation of such Asset; and (c) is free and clear of all liens, claims and encumbrances, except Permitted Encumbrances, by, through and under Seller.

“Gastar Closing” means the closing defined in Article VIII of the Purchase and Sale Agreement between Husky Ventures, Inc., et al. as sellers and Gastar Exploration, Inc. as purchaser dated October 14, 2015.

“Hydrocarbons” means all oil, gas, natural gas liquids and other hydrocarbons and products produced in association therewith.

“JOAs” means all joint operating agreements, or similar agreements, directly relating to the Assets.

“Net Revenue Interest” means the share of production after all burdens, royalties, and overriding royalties, have been deducted from the working interest.

“Permitted Encumbrances” means (a) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; (b) lessors’ royalties, overriding royalties, division orders, reversionary interests and similar burdens that do not operate to reduce the Net Revenue Interest of Seller in any of the Assets; (c) the consents and rights contained in the Contracts or the Leases; (d) production sale contracts, unitization and pooling declarations and agreements, and any operating agreements insofar as such contracts and agreements do not operate to increase the Working Interest or decrease the Net Revenue Interest of Purchaser for any of the Assets; (e) normal and customary liens of co-owners under operating agreements, unitization agreements, and pooling orders relating to the Assets, which obligations are not yet due and pursuant to which Seller is not in default; (f) mechanic’s and materialmen’s liens relating to the Assets, which obligations are not yet due and pursuant to which Seller is not in default; (g) minor defects and irregularities in title or other restrictions that are of the nature customarily accepted by prudent purchasers of oil and gas properties and do not materially affect the value of any Asset encumbered thereby or materially impair the ability of the obligor to use any such Asset in its operations; (h) all approvals required to be obtained in connection with the transactions contemplated herein from governmental authorities which are customarily obtained post-closing; (i) preferential rights to purchase as provided in the Participation Agreement; and (j) liens created or arising by operation of law to secure a Party’s obligations as a purchaser of oil and gas in respect of obligations that are not past due.

“Production Revenue” means Seller’s proportionate share of revenue from the sale of all hydrocarbons produced from the wells listed on Schedule B(4).

“Security Instrument” means the lien attached as Exhibit C and incorporated by reference.

In this Agreement, unless expressly stated otherwise, the singular includes the plural, and vice versa; likewise, the disjunctive includes the conjunctive, and vice versa.

AGREEMENT

For and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A.
Sale and Purchase.  At the Closing, upon the terms and conditions hereinafter set forth, Seller agrees to sell, assign and convey to Purchaser all of its right, title and interest in the Assets, respectively, effective as of the Effective Date or as otherwise stated in the Assignment, and Purchaser agrees to buy and accept such right, title and interest in such Assets from Seller at such Closing, effective as of the Effective date.

B.	Purchase Price & Consideration for Assets. Subject to the terms and conditions in this Agreement:

1.	Purchaser will purchase the Assets by irrevocably retiring and forever discharging the Debt in its entirety (the “Purchase Price”);

2.
If Purchaser enters into an arm’s length, written agreement, or agreements, to sell all or part of the Assets within one-year from October 31, 2015, then the proceeds from that sale or sales will be distributed as follows:

a.	First, $2,830,161.17 to Purchaser;

b.	Second, $1,169,838.83 to Seller;

c.
Third, all amounts over the $4,000,000 in “a” and “b” above will be split 50/50 between Purchaser on one hand (up to a maximum of $200,000.00), and Seller on the other. By way of example if Purchaser is to receive $4,500,000 from the sale of the Assets, the excess $500,000 over the $4,000,000 would be split $200,000 to Purchaser and $300,000 to Seller.

3.
If, however, the Gastar Closing occurs, then the proceeds from the Gastar sale attributable to the Assets, which is presently estimated to be $4,607,331.33, subject to final adjustments to the purchase price as set forth in the terms of the Purchase and Sale Agreement between Husky Ventures, Inc., et al. as sellers and Gastar Exploration, Inc. as purchaser dated October 14, 2015, will be distributed between Husky and Torchlight as follows:

a.	First, $2,830,161.17 to Purchaser;

b.	Second, $1,169,838.83 to Seller;

c.
Third, all amounts over the $4,000,000 in “a” and “b” above will be split 50/50 between Purchaser on one hand (up to a maximum of $200,000.00), and Seller on the other. By way of example if Purchaser is to receive $4,500,000 from the sale of the Assets, the excess $500,000 over the $4,000,000 would be split $200,000 to Purchaser and $300,000 to Seller.

4.
Seller will relinquish and forever surrender all of their Participation Rights as of the Closing.  For the avoidance of doubt, the Parties hereby mutually agree that with respect to the Assets: (A) the Participation Agreement shall be terminated as of the Effective Date and of no further force or effect from and after the Effective Date and (B) as of the execution and delivery of this Agreement, there are no Gastar Prospect Claims against Gastar, Purchaser, or the Assets pursuant to or related to the Participation Agreement.

5.
From and after the execution of this Agreement, Purchaser will, on a monthly basis and without offset other than monthly operating expenses, release to Seller all Production Revenue that is attributable to hydrocarbons produced and sold from the oil and gas wells listed on Schedule B(4).  To the extent Production Revenue has previously been applied by Purchaser to offset or reduce any debts owed by Seller or claimed by Purchaser, the Parties agree that for all periods prior to the execution of this Agreement, their shall not be any accounting adjustments and that the Parties waive and release all claims against each other related to such offsets of Production Revenue for all periods prior to the execution of this Agreement.

C.	Acquisition of Assets and Conditions of Closing.

As conditions to the Closing:

1.	On or before the Closing, Seller will deliver the Assets to Purchaser free of liens, encumbrances, and clouds on title, other than the Permitted Encumbrances.

2.
The Parties will execute and deliver the Assignment and the Security Instrument attached as Exhibit A and Exhibit C, respectively.  Provided, however, Seller may not record the Security Instrument until December 1, 2015.

3.
Seller and Purchaser shall execute and deliver all necessary letters in lieu of transfer orders directing all purchasers of production to pay operator the proceeds attributable to production, which will distribute the net proceeds from production from the Assets from and after the Effective Date to Purchaser.  However, if the Gastar Closing has occurred, Seller and Purchaser shall direct all purchasers of production to pay Gastar the proceeds attributable to production after the Effective Date.

D.
Responsibility for Recordation.  Within three (3) days of the Closing,  Purchaser’s counsel shall record the Assignment in the appropriate real property records, and provide copies of the file-stamped originals of those documents to the Parties as soon as practicable after the Closing.

E.	Representations, Warranties and Covenants.

1.
Seller’s Representations, Warranties and Covenants. Each of the Sellers hereby, jointly and severally, make the following representations and warranties to the Purchaser as of the date of the Agreement:

(a)
Seller has all requisite power and authority to carry on his business as presently conducted, to enter into this Agreement and to perform his obligations hereunder.  The consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provision of any material agreement or instrument to which Seller is a party or by which Seller is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

(b)
Seller warrants and represents to Purchaser that Seller is authorized to enter into this Agreement, all third-party consents required have been obtained, and that the person executing this Agreement on its behalf has the authority to do so.

(c)
This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Seller at each Closing will, when duly executed and delivered for value constitute, valid, legal and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors as well as the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)	Seller further warrants and represents to Purchaser that it is the owner of all the Assets covered by this Agreement, that there are no other parties with an interest in the Assets.

(e)
Subject to Permitted Encumbrances, there are no claims which would cause Seller to have less than Defensible Title to the Assets; the Assets are free and clear of all liens, except for Permitted Encumbrances; and Seller shall convey title to Purchaser with a general warranty.

(f)
Seller warrants and represents to Purchaser that it has not transferred, sold, assigned conveyed, encumbered, pledged or hypothecated any rights, title or interest in or to the Assets, nor is such transfer, sale, assignment, conveyance, encumbrance, pledging or hypothecation pending.

(g)	Seller further warrants and represents to Purchaser that the leases and assignments covered by this agreement are valid, in effect, and have not lapsed or reverted.

2.	Purchaser’s Representations and Warranties.

(a)	Purchaser warrants and represents to Seller that Purchaser is authorized to enter into this Agreement, and that the person executing this Agreement on its behalf has the authority to do so.

(b)
Purchaser has all requisite company powers and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms and conditions described in this Agreement, and to perform its other obligations under this Agreement.  The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Purchaser’s governing documents or any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any judgment, decree, order, statute, rule or regulation applicable to Purchaser.

(c)
This Agreement and all documents and instruments required or contemplated hereunder to be executed and delivered by Purchaser on each Closing Date will, when duly executed and delivered for value, constitute valid, legal and binding obligations of Purchaser, enforceable against Purchaser, in accordance with their respective terms, subject only to applicable bankruptcy and other similar laws of general application with respect to creditors.

(d)	Purchaser has had sufficient time to examine the Seller’s records regarding the Assets and believes that the Purchase Price is a fair price to pay for the Assets.

F.
Assumption. From and after a Closing, Purchaser shall be deemed to have assumed and shall have proportionate responsibility and liability for the following, but only insofar as attributable to the Assets acquired under this Agreement, and prior to such Closing shall have assumed no such responsibility or liability:

1.	Assumed Environmental Liabilities. The normal and customary pro rata environmental liabilities of a working interest owner. (“Assumed Environmental Liabilities”).

2.
General Assumption.  Except to the extent covered by Seller’s limited indemnification of Purchaser, upon such Closing, Purchaser shall assume and pay all normal and customary costs, expenses and liabilities assumed by a working interest owner that arise after the Effective Date (the “Assumed Liabilities”).  Notwithstanding the foregoing, the Parties understand and agree that production revenues associated with the Assets after the Effective Date have been applied by Purchaser to offset certain debts owed by Seller to Purchaser and that such offsets have been properly accounted for in arriving at the Purchase Price.

G.	Indemnities. After a Closing, Purchaser shall indemnify Seller, and Seller (joint and severally between each Seller) shall indemnify Purchaser, as follows:

1.
Seller’s Indemnification of Purchaser.  Subject to the limitations set forth below, Seller (joint and severally between each Seller) shall indemnify, defend and save and hold harmless Purchaser, its officers, directors, members, managers, employees, representatives, attorneys and agents (the “Purchaser Indemnified Parties”), from and against any and all Losses attributable to or which arise from or in connection with:

(a)	any breach by such Seller of any of its representations or warranties;

(b)
any third party claims for Royalties payable by such Seller on or attributable to production from its interests in the Assets transferred at such Closing during the period prior to the Effective Time that such Seller owned such interests;

(c)
any property expenses incurred by such Seller with respect to its interests in the Assets transferred at such Closing during the period prior to the Effective Time that such Seller owned such interests;

(d)
any claim by any employee of such Seller or any other person for personal injury or wrongful death which is attributable to events occurring during the period prior to the Effective Time that such Seller owned the Assets transferred at such Closing; and

(e)	any breach by such Seller of its covenants or agreements under this Agreement.

2.
Scope.  EXCEPT AS OTHERWISE PROVIDED HEREIN, THE INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT SHALL BE WITHOUT REGARD TO THE INDEMNIFIED PERSON’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.

3.
Waiver of Consequential Damages.  EACH PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO CONSEQUENTIAL (TO THE EXTENT NOT FORESEEABLE), PUNITIVE OR EXEMPLARY DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY SUCH DAMAGES INCURRED IN CONNECTION WITH THIRD PARTY CLAIMS.

4.
No Insurance; Subrogation.  To the extent of the indemnification obligations in this Agreement, Purchaser and Seller hereby waive for themselves, their successors and assigns, including any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Purchaser and Seller shall obtain waiver of such subrogation from their respective insurers.

5.
Reservation as to Non-Parties.  Nothing in this Agreement is intended to limit or otherwise waive any recourse Purchaser or Seller may have against any non-Gastar Person not a party to this Agreement for any obligations or liabilities that may be incurred with respect to the Assets.

H.
Non-Reliance.  The Parties hereby declare and represent that in making this Agreement, they rely wholly upon their respective judgment, belief, and knowledge of their respective liabilities, the subject Leases, and that this Agreement is executed and made without any reliance upon any statement or representation of any other party or of any other party’s representative and Seller acknowledges that it had access to all information and data it deems necessary to evaluate this transaction, including the Purchase Price to be paid by Purchaser and the other terms and conditions herein.

I.	Notices. All notices contemplated under this Agreement shall be made to the following, unless modified by written notice via U.S. mail, fax, or email to the other party(ies):

1.	Seller: Torchlight Energy Resources, Inc. Torchlight Energy, Inc. Attn: John Brda 5700 W. Plano Pkwy., Ste. 3600 Plano, Texas 75093

2.	Purchaser: Husky Ventures, Inc. Attn: Chuck Long 204 North Robinson, Suite 1800 Oklahoma City, Oklahoma 73102

J.
Relationship of Parties.  It is not the purpose or intention of this Agreement to create any joint venture, partnership, mining partnership, or association, and neither this Agreement (including any exhibit attached to this Agreement) nor the operations hereunder shall be construed or considered as creating any such legal relationship. The liabilities of the Parties shall be several and not joint or collective. Furthermore, nothing in this Agreement shall be construed as providing directly or indirectly for any joint or cooperative refining or marketing or sale of any Party’s interest in oil and gas or the products therefrom.

K.
Entire Agreement. This Agreement constitutes the entire, final agreement of the Parties on all matters that are the subject of this Agreement, and this Agreement fully supersedes and replaces any and all prior agreements or understandings, written or oral, between the Parties  relating to the Lease.

L.
Multiple Counterparts. This Agreement may be executed in counterparts by the undersigned and all such counterparts so executed shall together be deemed to constitute one final agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed to be an original, binding the party subscribed thereto, and multiple signature pages (including faxes or other electronic delivery of signature pages) affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. It shall be sufficient in making proof of this Agreement to produce or account for a facsimile or pdf copy of an executed counterpart of this Agreement.

M.	Fees & Costs. Each Party will pay its own legal fees and costs associated with this transaction.

N.	Joint Drafting. The Parties agree that this Agreement was drafted jointly and that this Agreement shall not be construed against the other because of their involvement in drafting this Agreement.

O.
Non-Waiver. No exercise or failure to exercise or delay by any Party in exercising any right or remedy under this Agreement shall constitute a waiver by such Party of such right or remedy in any other instance or any other right or remedy.

P.
Amendment & Modification.   Any amendment or modification to this Agreement must be in writing and executed by the Parties; provided that any such amendment or modification shall require the approval of Gastar if such amendment or modification would affect any of Gastar’s rights, interests, duties, or obligations under this Agreement.

Q.
No Assignments. No obligation or right arising under this Agreement may be assigned or delegated by any Party without the express written consent of the other Parties, which consent shall not be unreasonably withheld.  Any assignment made without prior written consent is void ab initio.

R.	Future Documents. The Parties shall perform any and all acts and execute and deliver any and all documents that may be or become necessary and proper to give effect to and carry out the terms hereof.

S.
No Third-Party Beneficiary.  Any agreement to perform any obligations herein contained, express or implied, shall be only for the benefit of the Parties and their respective heirs, successors, assigns and legal representatives, and such agreements and obligations shall not inure to the benefit of any indebtedness or any other party, whatsoever; provided however  that Gastar shall be deemed a third party beneficiary of this Agreement with respect to Sections B.4, X, and Y.

T.
Binding Effect. The Parties may plead this Agreement as a full and complete defense to, and may use this Agreement as the basis for, an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted by the other Party, or by the other Party’s respective representatives, agents, executors, decedents, trustees, beneficiaries, successors, heirs, attorneys and assigns, in contravention or breach of this Agreement.

U.
Severability.  Each part of this Agreement is intended to be several.  If any term, covenant, condition or provision violates any applicable law or is declared illegal, invalid or unenforceable, in whole or in part, by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such a declaration shall not affect the legality, validity or enforceability of the remaining parts of this Agreement, all of which shall remain in full force and effect.

V.
Review by Counsel.  The Parties have had sufficient opportunity to read this Agreement and to consult with legal counsel of their choosing regarding the meaning and effect of this Agreement and its rights and liabilities under it. Accordingly, each Party and signatory to this Agreement has entered into it freely, voluntarily and without duress.

W.
Disclaimers.  THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.  THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, AND THE TITLE WARRANTIES IN THE CONVEYANCES OF THE CONVEYED INTERESTS TO BE DELIVERED AT EACH CLOSING, (COLLECTIVELY “SELLER’S’ WARRANTIES”) ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE.  SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES.  WITHOUT LIMITATION OF THE FOREGOING AND EXCEPT FOR SELLER’S WARRANTIES, THE CONVEYED INTERESTS SHALL BE CONVEYED PURSUANT HERETO WITHOUT (A) ANY WARRANTY OR REPRESENTATION, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO (I) TITLE TO THE CONVEYED INTERESTS, THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, (II) THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THIS AGREEMENT, (III) PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE CONVEYED INTERESTS OR THE ABILITY OR POTENTIAL OF THE CONVEYED INTERESTS TO PRODUCE HYDROCARBONS, (IV) THE ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, BOTH SURFACE AND SUBSURFACE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF NON-INFRINGEMENT, OR (VI) ANY OTHER MATTERS CONTAINED IN ANY MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER BY SELLER OR BY SELLER’S AGENTS OR REPRESENTATIVES, OR (B) ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER.  PURCHASER SHALL HAVE INSPECTED, OR WAIVED (AND UPON EACH CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE CONVEYED INTERESTS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS.  PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE CONVEYED INTERESTS, AND PURCHASER SHALL ACCEPT ALL OF THE SAME IN THEIR “AS IS, WHERE IS” CONDITION.

X.
Gastar Prospect Claims. The “Gastar Prospect Claims” refer to all existing and future, known and unknown, claims, demands, and causes of action for all existing and future, known and unknown, damages, attorneys' fees, costs, expenses, losses, and remedies related to the Participation Agreement insofar as such claims, demands and causes of action relate to the Gastar Prospect Area and the Assets.  Under this definition, a "Gastar Prospect Claim" includes, but is not limited to, all claims, demands, and causes of action of any nature, whether in contract or in tort, or arising under or by virtue of any statute or regulation for past, present, future, known, and unknown losses and/or damages of any kind, including but not limited to the following:  all actual damages, all consequential damages, all exemplary and punitive damages, all penalties of any kind, and any prejudgment and post judgment interest.  This definition further includes, but is not limited to, all elements of damages, all remedies, all claims, demands, and causes of action that are now recognized by law or that may be created or recognized in the future by any manner, including without limitation by statute, regulation, or judicial decision.

Y.
Release of Gastar.  Effective upon the Effective Date, each Seller, on its own behalf and on behalf of its partners, directors, shareholders, trustees, parents, subsidiaries, insurers, affiliates, owners, predecessors, successors, assigns, and any person (natural, an entity, or otherwise) claiming, by, through, or under such Seller, does hereby fully and forever release, discharge, hold harmless, and acquit Gastar, together with its past, present, and future officers, directors, shareholders, members, owners, employees, agents, representatives of any kind, affiliates, partners, joint venturers, parents, subsidiaries, predecessors, successors, assigns, affiliates, related entities, attorneys, accountants, and insurers from any Gastar Prospect Claim that such Seller has or had as of the Effective Date or could have in the future relating to any events that occurred prior to the Effective Date.  For the avoidance of doubt, this release only applies to the Assets, and does not bar any action to enforce this Agreement.

Z.
Release of Purchaser.  Effective upon the Effective Date, each Seller, on its own behalf and on behalf of its partners, directors, shareholders, trustees, parents, subsidiaries, insurers, affiliates, owners, predecessors, successors, assigns, and any person (natural, an entity, or otherwise) claiming, by, through, or under such Seller, does hereby fully and forever release, discharge, hold harmless, and acquit Purchaser, together with its past, present, and future officers, directors, shareholders, members, owners, employees, agents, representatives of any kind, affiliates, partners, joint venturers, parents, subsidiaries, predecessors, successors, assigns, affiliates, related entities, attorneys, accountants, and insurers from any Gastar Prospect Claim that such Seller has or had as of the Effective Date or could have in the future relating to any events that occurred prior to the Effective Date.  For the avoidance of doubt, this release only applies to the Assets, and does not bar any action to enforce this Agreement.

AA.
Release of Seller.  Effective upon the Effective Date, Purchaser and Gastar, each on its own behalf and on behalf of its partners, directors, shareholders, trustees, parents, subsidiaries, insurers, affiliates, owners, predecessors, successors, assigns, and any person (natural, an entity, or otherwise) claiming, by, through, or under Purchaser and/or Gastar, does hereby fully and forever release, discharge, hold harmless, and acquit Purchaser, together with its past, present, and future officers, directors, shareholders, members, owners, employees, agents, representatives of any kind, affiliates, partners, joint venturers, parents, subsidiaries, predecessors, successors, assigns, affiliates, related entities, attorneys, accountants, and insurers from any Gastar Prospect Claim that Purchaser and/or Gastar has or had as of the Effective Date or could have in the future relating to any events that occurred prior to the Effective Date.  For the avoidance of doubt, this release only applies to the Assets, and does not bar any action to enforce this Agreement.

INTENTIONALLY BLANK—SIGNATURE PAGES FOLLOW

AGREED AND EXECUTED as of the Effective Date:

Torchlight Energy Resources, Inc.

/s/ Willard McAndrew III
Willard McAndrew III, COO

Torchlight Energy, Inc.

/s/ Willard McAndrew III
Willard McAndrew III, COO

Husky Ventures, Inc.

/s/ Charles Long
Charles Long, CEO